SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14 (a) of the
                Securities Exchange Act of 1934 (Amendment No.)



Filed by the Registrant                        [x]
Filed by a Party other than the Registrant     [ ]

Check the appropriate box:
[x]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2)
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12




                              Peoples Bancorp Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


      ---------------------------------------------------------------------
      (Name of Person Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
         --------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:
         --------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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    (4) Proposed maximum aggregate value of transaction:
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    (5) Total fee paid:
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid: _________________________________
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    (3)  Filing Party: ___________________________________________
    (4)  Date Filed: ____________________________________________

                        [Peoples Bancorp Inc. Letterhead]

                                                March  10, 2003





Dear Peoples Bancorp Shareholder(s):


         Enclosed is your Notice of Annual Meeting, Revocable Proxy and Proxy Statement, along with Peoples' Summary Annual Report and Form 10-K. Please sign the Revocable Proxy and return it in the envelope provided. If you attend the Annual Meeting, you may withdraw your Proxy at the meeting and vote in person. Sending your Proxy assures you that your shares will be represented.

         Carl Baker, Jr., George W. Broughton and Wilford D. Dimit have been nominated as Directors for re-election to terms of three years each, and Mark F. Bradley has been nominated as a Director for re-election to a term expiring in two years.

         The following are also listed on the Proxy for your vote at this meeting:

          1) Adoption of amendment to Article Fourth of Peoples' Articles of Incorporation to increase the number of authorized shares to 24,000,000.
          2) Adoption of amendments to Peoples' Code of Regulations to permit electronic proxies, notices, waivers and meetings.
          3) Adoption of amendment to Peoples' Code of Regulations to provide for Board committees of one or more members.

         At this time, we know of no other business to be presented for Stockholder consideration.

         Please take time to review your company's progress, detailed in Peoples' Summary Annual Report and Form 10-K. We urge you to take advantage of the many financial services offered by the company. Your recommendation of these services to your associates, friends and neighbors is an excellent way to aid Peoples Bancorp toward continued progress.

         You may access Peoples' home page on the internet at http://www.peoplesbancorp.com.

                                                Sincerely,

                                                PEOPLES BANCORP INC.

                                             /s/RUTH I. OTTO

                                                Ruth I. Otto
                                                Corporate Secretary
Enclosures

                       [Peoples Bancorp Inc. Letterhead]


                    Peoples Bancorp Inc.  P.O. Box 738  Marietta, Oh  45750-0738
                                                        Telephone: (740)374-6163



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              PEOPLES BANCORP INC.
                                 Marietta, Ohio
                                 March 10, 2003

To the Shareholders of Peoples Bancorp Inc.:

         You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Peoples Bancorp Inc. ("Peoples") to be held at 10:30 A.M., local time, on Thursday, April 10, 2003, in the Ball Room, Holiday Inn, 701 Pike Street, Marietta, Ohio (Interstate 77, Ohio exit 1), for the following purposes:

1. To elect the following directors for terms of three years each:

        Nominee                                      Term Expires In
        ------------------------------------------------------------
        Carl Baker, Jr.           (for re-election)     2006
        George W. Broughton       (for re-election)     2006
        Wilford D. Dimit          (for re-election)     2006

2. To elect the following director for a term of two years:

        Nominee                                      Term Expires In
        ------------------------------------------------------------
        Mark F. Bradley           (for re-election)     2005

3. To consider and vote on a proposal to adopt an amendment to Article FOURTH of Peoples' Articles of Incorporation to increase the number of authorized shares to 24,000,000.

4. To consider and vote on a proposal to adopt amendments to Peoples' Code of Regulations to permit electronic proxies, notices, waivers, and meetings.

5. To consider and vote on a proposal to adopt a further amendment to Peoples' Code of Regulations to provide for Board committees of one or more members.

6. To transact any other business which properly comes before the Annual Meeting and any adjournment thereof.

         Shareholders of record at the close of business on February 14, 2003, will be entitled to notice of and to vote at the Annual Meeting and any adjournment.

         The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy card promptly in the enclosed envelope.

         Peoples' Annual Report to Shareholders for the fiscal year ended December 31, 2002, accompanies this Notice and proxy statement.

By Order of the Board of Directors,


/s/RUTH I. OTTO


Ruth I. Otto
Corporate Secretary

                              PEOPLES BANCORP INC.
                                  P.O. Box 738
                                138 Putnam Street
                             Marietta, OH 45750-0738
                                 (740) 374-6136
                             www.peoplesbancorp.com

                                 PROXY STATEMENT

     This proxy statement and the accompanying proxy card are being mailed to shareholders of Peoples Bancorp Inc., an Ohio corporation ("Peoples"), on or about March 10, 2003, in connection with the solicitation of proxies by the Board of Directors of Peoples for use at the Annual Meeting of Shareholders of Peoples (the "Annual Meeting") called to be held on Thursday, April 10, 2003, or at any adjournment. The Annual Meeting will be held at 10:30 A.M., local time, in the Ball Room, Holiday Inn, 701 Pike Street, Marietta, Ohio (Interstate77, Ohio exit 1).

     Peoples  has  two  wholly-owned   subsidiaries,   Peoples  Bank,   National
Association ("Peoples Bank"), and Peoples Investment Company.

     A proxy card for use at the Annual Meeting accompanies this proxy statement. Shareholders may use their proxy cards if they are unable to attend the Annual Meeting in person or wish to have their common shares voted by proxy even if they do attend the Annual Meeting. Without affecting any vote previously taken, any shareholder appointing a proxy may revoke it at any time before it is voted by filing with the Secretary of Peoples, at the address set forth on the cover page of this proxy statement, written notice of such revocation; by executing a later-dated proxy card which is received by Peoples prior to the Annual Meeting; or, if you are the registered shareholder, by attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

     Only shareholders of record at the close of business on February 14, 2003, (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, 9,647,555 common shares were issued and entitled to vote. Each common share entitles the holder to one vote on each matter to be submitted to shareholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the common shares issued. There is no cumulative voting with respect to the election of directors.

     Shareholders holding common shares in "street name" with a broker-dealer, bank, or other holder of record should review the information provided to them by such holder of record. This information will set forth the procedures to be followed in instructing the holder of record how to vote the "street name" common shares and how to revoke previously given instructions.

     Peoples will bear the costs of preparing and mailing this proxy statement, the accompanying proxy card, any other related materials, and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors, or employees of Peoples and its subsidiaries by further mailing, telephone, or personal contact. Peoples will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees, and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding such materials to, and obtaining proxies from, the beneficial owners of common shares entitled to vote at the Annual Meeting.

     The Annual Report to the Shareholders of Peoples for the fiscal year ended December 31, 2002 (the "2002 Fiscal Year") is enclosed herewith.

                           DELIVERY OF PROXY MATERIALS
                                  TO HOUSEHOLDS

     Annually, Peoples notifies each registered shareholder at a shared address, not previously notified, a separate notice of its intention to household proxy materials. Beneficial shareholders (those who hold common shares through a financial institution, broker or other record holder) are notified of the householding process by the record holder. Those registered and beneficial shareholders who are eligible and have not opted-out (as defined below) of the householding process will receive one copy of Peoples Annual Report to Shareholders and one copy of this proxy statement for the 2002 Fiscal Year. A separate proxy card and a separate notice of the meeting of shareholders will continue to be included for each account at the shared address.

     Registered shareholders who reside at a shared household and would like to receive a separate Annual Report and/or a separate proxy statement (to "opt-out"), or have questions regarding the householding process, may contact Peoples' transfer agent and registrar, Registrar and Transfer Company, by calling (908) 497-2300, or forwarding a written request addressed to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey, 07016. Promptly upon request, a separate Annual Report and/or separate proxy statement will be sent. By contacting Registrar and Transfer Company, registered shareholders sharing an address can also request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies. Beneficial shareholders should contact their brokers, financial institutions, or other record holder for specific information on the householding process as it applies to those accounts.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of common shares by the only person known to Peoples to be the beneficial owner of more than 5% of the outstanding common shares:

       Name and Address of        Amount and Nature of
         Beneficial Owner         Beneficial Ownership    Percent of Class (1)
         ----------------         --------------------    ----------------

     Peoples Bank - Trustee
     138 Putnam Street
     Marietta, OH  45750             1,005,523 (2)              10.42%

     -----------------------
(1) The percent of class is based on 9,647,555 common shares issued and entitled to vote on the Record Date.

(2) Includes Peoples Bank's beneficial ownership through Peoples Financial Advisors group (formerly known as the Investment and Trust Division of Peoples Bank) in the following manner: 151,234 common shares with shared investment and sole voting power; 620,049 common shares with shared investment and voting power; 161,856 common shares with sole voting and investment power; and 72,384 common shares with sole investment and shared voting power. The officers and directors of Peoples Bank and Peoples disclaim beneficial ownership of these common shares by reason of their positions. Does not include 277,973 common shares held by Peoples Bank in its capacity as trustee under the Peoples Bancorp Inc. Retirement Savings Plan with respect to which it has neither voting nor investment power. Does not include 111,657 common shares with shared investment and voting power directly attributable to each director, nominated director, or executive officer as reported in the table below.

     The following table sets forth, as of the Record Date, certain information with respect to the common shares beneficially owned by each director of Peoples, by each nominee for election as a director of Peoples, by the executive officers of Peoples named in the Summary Compensation Table and by all executive officers and directors of Peoples as a group:


                  Amount and Nature of Beneficial Ownership (1)
                  ---------------------------------------------

                                                           Common Shares
                                                    Which Can Be Acquired Upon
                           Common Shares         Exercise of Options Exercisable
Name                       Presently Held                 Within 60 Days                 Total     Percent of Class(2)
----                       --------------                 --------------                 -----     ----------------
Carl Baker, Jr.                   20,785(3)                   9,151                      29,936           (4)
David B. Baker (5)                15,486(6)                  31,892                      47,378           (4)
George W. Broughton              161,147(7)                   9,730                     170,877          1.73%
Frank L. Christy                  76,652(8)                   2,508                      79,310           (4)
John W. Conlon (5)                22,064(9)                  24,702                      46,766           (4)
Wilford D. Dimit                 38,870(10)                  10,111                      48,981           (4)
Robert E. Evans (5)             172,204(11)                  43,044                     215,248          2.17%
Larry E. Holdren (5)             19,638(12)                  21,123                      40,761           (4)
Rex E. Maiden                     1,094(13)                   7,855                       8,949           (4)
Robert W. Price                  12,011(14)                   1,100                      13,111           (4)
Paul T. Theisen                  24,472(15)                  14,234                      38,706           (4)
Thomas C. Vadakin                14,363(16)                   1,100                      15,463           (4)
Joseph H. Wesel                  36,567(17)                  12,240                      48,807           (4)
Joseph S. Yazombek (5)           21,328(18)                  30,425                      51,753           (4)

All directors and
executive officers as a
group (numbering 16)
                                654,222(19)                 252,022                     906,244         9.15%
--------------------------



(1) Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded to the nearest whole common share.

(2) The percent of class is based upon 9,647,555 common shares issued and entitled to vote on the Record Date and the number of common shares as to which the named person or group has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of the Record Date.

(3) Includes 6,050 common shares held by B & N Coal, Inc., as to which Mr. Baker exercises shared voting and investment power. Also includes 6,613 common shares held by Mr. Baker as Trustee of the Gilbert Baker Trust as to which Mr. Baker is Trustee, and exercises sole voting and investment power. Does not include 220 common shares accrued to Mr. Baker's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Baker has no voting or investment power. Does not include 24,901 common shares held in the Jewel Baker Trust as to which Mr. Baker is a beneficiary and has no voting or investment power.

(4)    Reflects ownership of less than 1%.

(5)    Executive officer of Peoples named in the Summary Compensation Table.

(6) Includes 11,957 common shares held jointly by Mr. Baker and his wife as to which he exercises shared voting and investment power. Includes 3,529 common shares allocated to the account of Mr. Baker in the Peoples Bancorp Inc. Retirement Savings Plan with respect to which Mr. Baker has the power to direct the voting and investment.

(7) Includes 6,930 common shares held by Mr. Broughton as custodian for his children, as to which Mr. Broughton has sole voting and investment power and claims beneficial ownership. Includes 532 common shares held by GWB Sales, Inc., as to which Mr. Broughton exercises shared voting and investment power. Includes 24,050 common shares held by Mr. Broughton as Trustee of the George W. Broughton and Nancy R. Broughton Retained Annuity Trust, as to which Mr. Broughton has shared voting and investment power. Includes 11,685 common shares held in an IRA account by Peoples Bank as custodian, as to which Mr. Broughton exercises shared voting and investment power. Does not include 15,556 common shares held of record and beneficially owned by Mr. Broughton's wife, or 100 common shares held of record and beneficially owned by Mr. Broughton's daughter, as to which he has no voting or investment power and disclaims beneficial ownership. Does not include 1,090 common shares accrued to Mr. Broughton's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Broughton has no voting or investment power.

(8) Includes 9,210 common shares held in the Frank L. Christy Investment Account as to which he exercises shared voting and investment power. Also includes 67,176 common shares held in the Riverbank Restaurants Inc. Agency Account as to which Mr. Christy exercises shared voting and investment power.

(9) Includes 11,504 common shares allocated to the account of Mr. Conlon in the Peoples Bancorp Inc. Retirement Savings Plan with respect to which Mr. Conlon has the power to direct the voting and investment. Does not include 8 common shares held of record and owned beneficially by Mr. Conlon's wife, or 3,670 common shares allocated to the account of Mr. Conlon's wife in the Peoples Bancorp Inc. Retirement Plan, as to which common shares Mr. Conlon has no voting or investment powers and disclaims beneficial ownership.

(10) These common shares are held jointly by Mr. Dimit and his wife, and he exercises shared voting and investment power. Does not include 13,145 common shares accrued to Mr. Dimit's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Dimit has no voting or investment power.

(11) Includes 33,176 common shares allocated to the account of Mr. Evans in the Peoples Bancorp Inc. Retirement Savings Plan with respect to which Mr. Evans has the power to direct the voting and investment. Does not include 21,425 common shares held of record and owned beneficially by Mr. Evans' wife, nor 4,000 common shares held jointly by Mr. Evans' wife and their son, as to which common shares Mr. Evans has no voting or investment power and disclaims beneficial ownership. Does not include 12,114 common shares accrued to Mr. Evans' account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Evans has no voting or investment power.

(12) Includes 5,818 common shares held jointly by Mr. Holdren and his wife as to which he exercises shared voting and investment power. Includes 13,820 common shares allocated to the account of Mr. Holdren in the Peoples Bancorp Inc. Retirement Plan with respect to which Mr. Holdren has the power to direct the voting and investment.

(13) Does not include 1,189 common shares accrued to Mr. Maiden's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Maiden has no voting or investment power.

(14) Includes 10,000 common shares held in the Robert W. Price Investment Account at Peoples Bank as to which Mr. Price shares investment and voting power. Does not include 1,357 common shares accrued to Mr. Price's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Price has no voting or investment power.

(15) Does not include 4,930 common shares accrued to Mr. Theisen's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Theisen has no voting or investment power.

(16) Includes 13,586 common shares in the Thomas C. Vadakin Investment Account in Peoples Bank as to which Mr. Vadakin shares investment and voting power.

(17) Does not include 16,334 common shares held of record and beneficially owned by Mr. Wesel's wife as to which he has no voting or investment power and disclaims beneficial ownership. Does not include 6,729 common shares accrued to Mr. Wesel's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Wesel has no voting or investment power. Does not include 36,939 common shares in the Joseph and Lu Wesel Grandchildren's Trust, as to which Peoples Bank has sole investment and voting power. Does not include 26,285 common shares held of record by the Marietta Ignition, Inc. Pension Plan as to which Mr. Wesel has no voting or investment power and disclaims beneficial ownership. Mr. Wesel serves as a member of the Administrative Committee for the Marietta Ignition, Inc. Pension Plan. Peoples Bank shares voting power with respect to the common shares held in the Marietta Ignition, Inc. Pension Plan with the Plan Administrator, and the common shares are included among the common shares shown as beneficially owned by Peoples Bank in the preceding table.

(18) Includes 9,238 common shares held jointly by Mr. Yazombek and his wife. Includes 12,090 common shares allocated to the account of Mr. Yazombek in the Peoples Bancorp Inc. Retirement Plan with respect to which Mr. Yazombek has the power to direct the voting and disposition.

(19) Includes common shares held jointly by directors and executive officers with other persons. Also includes 80,576 common shares allocated to the accounts of all executive officers of Peoples in the Peoples Bancorp Inc. Retirement Savings Plan. See notes (3) and (6) through (18) above.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To Peoples' knowledge, based solely on a review of reports furnished to Peoples and written representations that no other reports were required, during the 2002 Fiscal Year, all filing requirements applicable to officers, directors, and greater than 10% beneficial owners of Peoples under Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") were complied with, except as noted below:

(1) David B. Baker filed a delinquent Form 4 on August 2, 2002, to report a transaction by his wife which occurred on May 2, 2002.

(2) Joseph H. Wesel filed a delinquent Form 4 on January 10, 2003, to report a transaction by his wife which occurred on December 23, 2002.

                        TRANSACTIONS INVOLVING MANAGEMENT

     Paul T. Theisen is Of Counsel to the law firm of TheisenBrock, LPA, which rendered legal services to Peoples and its subsidiaries during Peoples' 2002 Fiscal Year and is expected to render legal services to Peoples and its subsidiaries during Peoples' 2003 fiscal year.

     During Peoples' 2002 Fiscal Year, Peoples Bank entered into banking transactions, in the ordinary course of business, with certain executive officers and directors of Peoples, with members of their immediate families, and with corporations for which directors of Peoples serve as executive officers. It is expected that similar banking transactions will be entered into in the future. Loans to such persons have been made on substantially the same terms, including the interest rate charged and the collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Peoples or its subsidiaries. These loans have been subject to, and are presently subject to, no more than a normal risk of uncollectibility, and present no other unfavorable features. The aggregate amount of loans to directors and executive officers of Peoples, and affiliates of these directors and executive officers, as a group at December 31, 2002, was $2,999,000. This does not include the aggregate amount of $21,348,000 in loans to individuals acting in the sole capacity as directors or executive officers of subsidiaries of Peoples, including affiliates of these directors and executive officers. As of the date of this proxy statement, all of the loans described in this paragraph are performing loans in accordance the original terms.

                              ELECTION OF DIRECTORS
                            (Items 1 and 2 on Proxy)

     The Board of Directors proposes that each of the three nominees named in the following table be elected for a three-year term and until his successor is duly elected and qualified or until the earlier of his resignation, removal from office, or death. The three nominees for election for the term in expiring in 2006 receiving the greatest number of votes will be elected. Common shares represented by properly executed and returned proxies will be voted FOR the election of the Board of Directors' nominees for three-year terms unless authority to vote for one or more nominees is withheld. Common shares as to which the authority to vote is withheld will counted for quorum purposes but will not be counted toward the election of directors or toward the election of the individual nominees specified on the form of proxy. The following table gives certain information concerning each nominee for election as a director of Peoples for a three year term. Unless otherwise indicated, each individual has had his principal occupation for more than five years.

                       NOMINEES FOR TERMS EXPIRING IN 2006
                                                                                              Director       Nominee
                                         Position(s) Held With Peoples and                  Continuously     For Term
   Nominee              Age         its Subsidiaries and Principal Occupation(s)                Since       Expiring In
   -------              ---         --------------------------------------------                -----       -----------
Carl Baker, Jr.         40        President  and  CEO,  B  &  N  Coal,   Inc.,  a  mining,      2000            2006
                                  reclamation,  and  construction  concern in Southeastern
                                  Ohio;  Co-Owner of Sharon Stone Company, a limestone and
                                  slag producer in Noble and  Washington  Counties,  Ohio;
                                  Owner of Dexter  Hardwoods,  Inc.,  a  hardwood  sawmill
                                  located in Noble  County,  Ohio.  Partner in Belpre Sand
                                  & Gravel Company,  a sand and gravel  operation  located
                                  in  Little  Hocking,   Washington  County,  Ohio,  since
                                  December 2002.  (1)

George W. Broughton     45        Since September 1999:  President of GWB Sales,  Inc., an      1994            2006
                                  ice cream, frozen food, and coffee service  distributor;
                                  President of  Broughton  Commercial  Properties,  LLC, a
                                  commercial   properties  rental  company;   Chairman  of
                                  Broughton    Foundation,    a    nonprofit    charitable
                                  foundation,  and Broughton  Park, a park facility  owned
                                  by the Broughton  Foundation  and made  available to the
                                  public;   and   President   and   Controller  of  George
                                  Broughton Family LLC, an asset management  company,  all
                                  based  in  Marietta,  Ohio.  Prior  to  that  time,  Mr.
                                  Broughton   served  as  a  director  and  EVP/Sales  and
                                  Marketing for Broughton  Foods Company,  a processor and
                                  distributor of dairy products. (1)

 Wilford D. Dimit       68        President of First Settlement,  Inc., Marietta, Ohio, a       1993           2006
                                  retail clothing store, shoe store and restaurant. (1)
 --------------------------

        (1) Also a Director of Peoples Bank.

     Pursuant to the authority granted under Section 2.02 (C) of Peoples' Code of Regulations ("Regulations"), on January 9, 2003, the Board of Directors increased to four the number of directors in the class whose term expires at the 2005 Annual Meeting, and appointed Mark F. Bradley to fill the vacancy created by the increase until this Annual Meeting. The Board of Directors has nominated Mr. Bradley for election in the class of directors whose terms expire at the 2005 Annual Meeting. The nominee for election for the term expiring in 2005 receiving the greatest number of votes will be elected. Common shares represented by properly executed and returned proxies will be voted FOR the election of Mr. Bradley, unless authority to vote is withheld. Common shares as which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors or toward the election of the individual nominee specified on the form of proxy. The following table gives certain information the nominee for election as a director of Peoples for the term expiring in 2005. Unless otherwise indicated, the nominee has had his principal occupation for more than five years.

                        NOMINEE FOR TERM EXPIRING IN 2005

                                    Position(s) Held With Peoples and                       Continuously     For Term
   Nominee              Age         its Subsidiaries and Principal Occupation(s)                Since       Expiring In
   -------              ---         --------------------------------------------                -----       -----------
Mark F. Bradley         33        Chief  Integration  Officer  of  Peoples  Bancorp,  Inc.       2003          2005
                                  since  January  2001;   President  and  Chief  Operating
                                  Officer of Peoples Bank since July 2002;  Controller  of
                                  Peoples and Peoples Bank from 1997 until May 2001. (1)

---------------------------

        (1) Also a Director of Peoples Bank.

     While it is contemplated that all nominees will stand for election, if one or more nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director, the proxies reserve full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned individuals will be unavailable or unable to serve if elected to the Board.

     Under Peoples' Regulations, shareholder nominations for election to the Board of Directors must be made in writing and must be delivered or mailed to the Secretary of Peoples not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. However, if less than 21 days' notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to the Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders. Each nomination must contain the following information to the extent known by the notifying shareholder: (a) the name, age, business address and residence address of each proposed nominee; (b) the principal occupation or employment of each proposed nominee; (c) the number of common shares beneficially owned by each proposed nominee and by the notifying shareholder; and (d) any other information required to be disclosed with respect to a nominee for election as a director under the proxy rules promulgated under the Exchange Act. Each such notification must be accompanied by the written consent of the proposed nominee to serve as a director of Peoples if elected. Nominations not made in accordance with the Regulations of Peoples, as determined by the Chairman of the Annual Meeting will be disregarded.

     The following table gives certain information concerning the current directors who will continue to serve after the Annual Meeting. Unless otherwise indicated, each individual has had his principal occupation for more than five years.

                                    Position(s) Held With Peoples and                         Continuously     For Term
   Nominee              Age         its Subsidiaries and Principal Occupation(s)                  Since       Expiring In
   -------              ---         --------------------------------------------                  -----       -----------
 Robert E. Evans        62       President  and Chief  Executive  Officer  of  Peoples;  Chief     1980         2004
                                 Executive  Officer and Chairman of the Board of Peoples Bank.
                                 (1)

 Frank L. Christy       55       President/Owner  of Christy &  Associates,  Inc.,  a business     1999         2005
                                 development company located in Marietta, Ohio.

 Rex E. Maiden          67       Chairman of the Board of Maiden & Jenkins  Construction  Co.,     1996         2005
                                 Nelsonville,  Ohio, contractor for bridges and highways,  and commercial,  industrial and educational buildings;  Treasurer and  Director of Sunday  Creek Coal Co.,  Nelsonville,  Ohio,
                                 holding  company  for  land  and  minerals  (coal  and  oil);
                                 President   and   Chairman   of  the  Board  of   Nelsonville
                                 Consulting and Construction  Co.,  Nelsonville,  Ohio, design
                                 consulting   firm;   Chairman   of  the   Board,   Black  Top
                                 Contracting,  Nelsonville, Ohio, paving contractor;  Chairman of the Board,  B T  Materials,  Nelsonville,  Ohio,  sand and gravel mining operation and ready-mix concrete plant. (1)

 Robert W. Price        39       Operations   Manager,   Shelly   Materials,   Inc.   Columbus     2000       2004
                                 District,  a  division  of The  Shelly  Company.  The  Shelly
                                 Company  is an asphalt  and  construction  materials  company
                                 headquartered   in  Thornville,   Ohio,  and  a  wholly-owned
                                 subsidiary of Oldcastle  Materials  Group,  a division of CRH plc.  President  of:  Smith  Concrete  Company,  a  ready-mix
                                 concrete  company;   Chesterhill   Stone  Company,   a  sand,
                                 limestone  and  gravel  company;  and Price  Inland  Terminal
                                 Company,  an off-river terminal service providing  offloading and dry bulk storage of raw material.

 Thomas C. Vadakin (2)  73       Retired.   Formerly   director  of  The   Airolite    Company,    1989       2004
                                 Marietta,   Ohio,  a  manufacturer  of  ventilation   louvers,
                                 between 1994 and 2002.  (1)

 Paul T. Theisen (2)    72       Attorney-At-Law.   Currently   active  as  a   mediator   and     1980       2004
                                 arbitrator.  For more than 40  years,  was a  litigator  with
                                 TheisenBrock,  LPA, Attorneys at Law, Marietta, Ohio, and has
                                 been Of Counsel since 1998. (1)

 Joseph H. Wesel        73       President  of W.D.A.,  Inc.,  Marietta,  Ohio,  a real estate     1980       2005
                                 holding  company;  Chairman  of the  Board of  Peoples  since
                                 1991. (1)
----------------------------

(1) Also a director of Peoples Bank.

(2) Thomas C. Vadakin and Paul T. Theisen are brothers-in-law.

     The Board of Directors held a total of fourteen meetings during Peoples' 2002 Fiscal Year. Each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees on which he served in each case during his period of service. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

     The AUDIT COMMITTEE is comprised of seven independent directors, as that term is defined for the purposes of the NASDAQ listing requirements: Wilford D. Dimit, Chairman; Carl Baker, Jr.; George W. Broughton; Frank L. Christy; Robert
W. Price; Thomas C. Vadakin; and Joseph H. Wesel. The Peoples Bancorp Inc. Board of Director's Audit Committee Charter, as approved by the Board of Directors, governs the Audit Committee. The activities of the Audit Committee are detailed in the Audit Committee Report to Shareholders.

     The COMPENSATION COMMITTEE is comprised of six independent directors, as that term is defined for the purposes of the NASDAQ listing requirements: Joseph
H. Wesel, Chairman; Carl Baker, Jr.; Frank L. Christy; Wilford D. Dimit; Rex E. Maiden; and Thomas C. Vadakin, none of whom is a compensated executive officer or employee of Peoples or its subsidiaries. The function of the Compensation Committee is to review and recommend for approval by the Board of Directors the salaries, bonuses, employment agreements and employee benefit plans for officers and employees, to supervise the operation of Peoples' compensation plans, including its stock option plans, to select those eligible employees who may participate in each plan (where selection is required) and prescribe (where permitted under the terms of the plan) the terms of any stock options granted under any stock option plan of Peoples.

     The Board of Directors does not have a standing nominating committee or committee performing similar functions.

                                 AUDIT COMMITTEE
                             REPORT TO SHAREHOLDERS

     The Audit Committee oversees Peoples' financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality not just the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Board of Directors appointed Ernst & Young LLP ("E&Y") as independent auditors for Peoples during the 2002 Fiscal Year. E&Y is responsible for expressing an opinion on the conformity of the audited consolidated financial statements with generally accepted accounting principles. The Audit Committee reviewed with E&Y their judgments as to the quality, not just the acceptability, of Peoples' accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with E&Y the auditors' independence from management and Peoples, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions With Audit Committee. The Audit Committee considered the non-audit services rendered by E&Y with the compatibility of the auditors' independence.

     The Audit Committee discussed with Peoples' internal auditors and E&Y the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and E&Y, with and without management present, to discuss the results of their examinations, their evaluations of Peoples' internal controls, and the overall quality of Peoples' financial reporting. The committee held four meetings during fiscal year 2002.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee has also recommended to the Board of Directors the selection of E&Y as Peoples' independent auditors for the 2003 fiscal year.

Submitted by the Audit Committee of Peoples' Board of Directors:

         Wilford D. Dimit, Chairman; Carl Baker, Jr.; George W. Broughton; Frank L. Christy; Robert W. Price; Thomas C. Vadakin; and
         Joseph H. Wesel, Members.

                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     The Compensation Committee meets periodically to review and recommend for approval by the Board of Directors salaries, bonuses, employment agreements and employee benefits plans for officers and associates, including executive officers of Peoples. The Committee also supervises the operation of Peoples' compensation plans, selects those eligible associates who may participate in each plan (where selection is permitted) and prescribes (where permitted under the terms of the plan) the terms of any stock options granted under any stock option plan of Peoples. The Compensation Committee met three times during the 2002 Fiscal Year.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits Peoples from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of Peoples' fiscal year and the four most highly compensated officers of Peoples, other than the chief executive officer, at the end of Peoples' fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation". Due to the fact that all executive officers of Peoples receive compensation at levels substantially below the $1 million deductibility limit, the Compensation Committee does not propose at this time to present for shareholder approval performance goals such as those provided in the Performance Compensation Program ("Program") discussed below. The 1995 Stock Option Plan, 1998 Stock Option Plan, and 2002 Stock Option Plan comply with Section 162(m) so that any compensation which may be received by executive officers of Peoples under those plans will qualify as "performance-based". The Compensation Committee will rely, from time to time, upon the advice of Peoples' General Counsel regarding the appropriateness of presenting the Program, or any similar plan, to shareholders.

     The Compensation Committee operates under the principle that the compensation of executive officers should be directly and significantly related to the financial performance of Peoples. The compensation philosophy of Peoples reflects a commitment to reward executive officers for performance through cash compensation and through plans designed to enhance the long-term commitment of officers and associates to Peoples and its subsidiaries. Peoples seeks to attract and retain quality talent, which is key to the short and long-term success of Peoples. In order to accomplish this goal, Peoples seeks to pay its executive officers base salaries that are competitive and comparable to other financial institutions of similar size and overall performance.

     The cash compensation program for executive officers consists of two elements, a base salary component and an incentive component payable under the Program. The combination of base salary and incentive compensation is designed to relate total cash compensation levels to the performance of Peoples, its subsidiaries and the individual executive officer. The Committee reviewed comparative salary data for the chief executive officer from various sources of information including the 2001 SNL Executive Compensation Review prepared by SNL Securities for a Midwest peer group of publicly traded bank holding companies (30 participants); 2001 Bank Compensation Survey as prepared by Crowe, Chizek and Company llp for Midwestern banks of the asset size $500 million - $1 billion (20 banks participating with an average asset size of $657 million) and greater than $1 billion (17 banks participating with an average asset size of $2.1 billion); and the 2001 Financial Institutions Compensation Survey for Ohio banks of the asset size greater than $500 million (7 participants with an average asset size of $2.0 billion). The Committee approved a base salary increase of 6.2% for Mr. Evans for 2002 Fiscal Year to $290,000. The Committee was of the opinion the adjustments made were necessary and appropriate to provide reasonably competitive compensation.

     In late 1996, Peoples established the Program in which all associates of Peoples and its subsidiaries are eligible to participate. The Program is designed to reward all associates for balanced growth and increased profitability. The amount of the award available for distribution is based upon Peoples' performance with regard to specified performance goals. In 2002, the incentive payout for certain officers, including executive officers, was based on Peoples' consolidated financial results and individual performance as it related to certain individual qualitative and quantitative incentive objectives specifically related to their areas of responsibility and aligned with overall corporate objectives. The incentive payout for all other associates was based on Peoples' consolidated financial results and an assessment of their performance based on their individual job requirements. The allocation of the bases for the payout percentage may be adjusted on an annual basis.

     In 2002, the corporate performance goals focused equally on earnings per share, return on average equity, and the non-interest income leverage ratio, which is a measure of non-interest income relative to operating expense. The Program compared current year performance to the immediately prior year and rewarded associates for incremental growth in the key performance goals previously listed. Enhanced performance in relation to the performance goals creates higher incentive bonuses.

     The incentive compensation of Mr. Evans was based on Peoples' consolidated financial results using the aforementioned key performance goals. During the 2002 Fiscal Year, performance goals were exceeded resulting in a payout in 2003, for the 2002 Fiscal Year, to Mr. Evans of 47.9% of his base salary. The incentive compensation of the other executive officers listed on page 11, except Mr. Yazombek (described below), was based on a combination of Peoples' consolidated financial results, as previously described, with a 75% weighting and the remaining 25% was based on qualitative and or quantitative performance measures related to each executive officer's respective areas of responsibility. The incentive compensation of Mr. Yazombek, Chief Lending Officer, was based on Peoples' consolidated financial results using the key performance goals with a 50% weighting, 25% based on corporate loan goals/asset quality measures, and the final 25% was based on personal loan goals. Executive officers are required to defer 25% of their incentive compensation for a period of three (3) years and have an option to defer any of remaining incentive until they reach retirement age. Interest is accrued at 50% of Peoples' return on average equity achieved during the calendar year.

     Peoples' long-term compensation program consists primarily of options granted under Peoples' stock option plans. The Compensation Committee believes that stock ownership by members of Peoples' management and stock-based performance compensation arrangements are important in aligning the interests of management with those of shareholders, generally in the enhancement of shareholder value. Options are granted with an exercise price equal to the fair market value of Peoples' common shares on the date of grant. If there is no appreciation in the fair market value of Peoples' common shares, the options are valueless. In the past several years, the Compensation Committee granted options based upon its subjective determination of the relative current and future contribution each officer has or may make to the long-term welfare of Peoples. During 2002, the Compensation Committee granted options under the 2002 Stock Option Plan based on a combination of corporate goals and/or specific individual goals, with weightings between corporate and individual goals similar to that used under the Program for each executive officer as described in the previous paragraph.

     In order to further enhance Mr. Evans' long-term commitment to Peoples Bank, Peoples Bank entered in a Deferred Compensation Agreement with him in 1976. Under this agreement, Mr. Evans agreed to serve Peoples Bank as an employee until he reaches age 65 or until his earlier retirement, disability or death and agreed not to engage in activities in competition with Peoples Bank. The amount of $5,000 is automatically accrued to Mr. Evans' account upon the completion of each year of service to Peoples Bank until he reaches normal retirement age.

     At various times in the past, Peoples has adopted broad-based employee benefit plans in which Peoples' executive officers are permitted to participate on the same terms as non-executive officer associates who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.

     To enhance the long-term commitment of the officers and associates of Peoples and its subsidiaries, Peoples established the Peoples Bancorp Inc. Retirement Savings Plan (the "Peoples 401(k) Plan"). All officers and associates of Peoples and its subsidiaries may participate in the Peoples 401(k) Plan, upon satisfying applicable eligibility criteria. Peoples' matching contributions and participant contributions may be invested in common shares providing each participant with motivation toward safe and sound long-term growth of Peoples. Peoples' matching contributions may vary at the discretion of the Board of Directors.

     The Compensation Committee will continue to monitor compensation issues to ensure adequate and appropriate compensation of Peoples' executive officers while creating a mutuality of interest between executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.

Submitted by the Compensation Committee of Peoples' Board of Directors:

         Joseph H. Wesel, Chairman; Frank L. Christy; Wilford D. Dimit; Rex E. Maiden; and Thomas C. Vadakin, Members

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary of Cash and Certain Other Compensation
----------------------------------------------

     The following table shows, for the last three fiscal years, the cash compensation paid by Peoples and its subsidiaries, as well as certain other compensation paid or accrued for those years, to Robert E. Evans, the Chief Executive Officer of Peoples and the four other most highly compensated executive officers of Peoples.


                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                          Annual Compensation
                                                          -------------------
                                                                                       Long Term
                                                                                     Compensation
                                                           Salary                       Awards           All Other Compensation
                                                 --------------------------         ----------------   --------------------------
                                                                                         Common         Interest on
                                                                                         Shares          Deferred
                                                                  Directors'           Underlying        Incentive
Name and Principal Position               Year    Base Salary     Fees (1)   Bonus (2)  Options (3)       Payment     All Other (4)
---------------------------               ----         ------     -----      -----      -------           -------     ---------
Robert E. Evans                           2002       $290,000   $ 17,800   $ 139,000     10,155           $ 1,915     $ 10,272
President & Chief Executive Officer       2001       $273,160   $ 15,850   $  86,592         --                --     $ 11,800
                                          2000       $260,660   $ 16,700   $  30,940      3,000                --     $ 13,451

David B. Baker                            2002       $150,000         --   $  48,600      2,672           $ 2,576     $  6,000
Executive Vice President                  2001       $147,040         --   $  29,120         --                --     $  6,269
                                          2000       $126,349   $    200   $   9,680      3,000                --     $  5,263

John W. Conlon                            2002       $141,000         --   $  54,144      3,545           $ 1,417     $  5,953
Chief Financial Officer and Treasurer     2001       $132,342         --   $  35,600         --                --     $  5,641
                                          2000       $110,500         --   $   8,696      3,000                --     $  4,618

Larry E. Holdren                          2002       $150,000         --   $  59,550      3,649           $ 3,284     $  5,500
Executive Vice President                  2001       $145,634         --   $  37,128         --                --     $  6,219
                                          2000       $125,005         --   $   9,837      3,000                --     $  5,211

Joseph S. Yazombek                        2002       $150,000         --   $  59,700      4,221           $ 2,310     $  6,377
Executive Vice President/                 2001       $145,600         --   $  41,787         --                --     $  6,211
Chief Lending Officer                     2000       $123,000   $    200   $   9,680      3,000                --     $  4,927

----------------------------

(1) Fees received by Mr. Evans for services rendered as a director of Peoples and its subsidiaries. Fees received by Mr. Baker and Mr. Yazombek for services rendered during 2000 as directors of Peoples Bank fsb, a subsidiary of Peoples at time of payment of the fees.

(2) All bonuses were earned under the Performance Compensation Program, and are reported for the fiscal year for which they were earned. Bonuses are traditionally paid during the first quarter of the following fiscal year.

(3) All numbers have been adjusted for a 10% stock dividend issued on September 12, 2001 and June 28, 2002.

(4) "All Other" includes contributions by Peoples to the Peoples 401(k) Plan on behalf of each of the named executive officers to match their pre-tax elective deferral contributions (included under "Salary"). For Mr. Evans, "All Other" also includes the amount of $5,000, which was accrued pursuant to the terms of a Deferred Compensation Agreement between Mr. Evans and Peoples. See the discussion under "Deferred Compensation Agreement".

Grant of Options
----------------

     The following table sets forth information concerning individual grants of options made under Peoples' 2002 Stock Option Plan during the 2002 Fiscal Year to the named executive officers. Peoples has never granted stock appreciation rights.



                                           OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          Potential Realizable Value at
                                                                                             Assumed Annual Rates of
                             Number of           % of Total                                Share Price Appreciation for
                            Common Shares      Options Granted    Exercise                       Option Term (2)
                            Underlying          to Employees       Price       Expiration  ------------------------------
Name                     Options Granted (1)   in Fiscal Year     ($/Share)       Date          5%            10%
----                     ---------------       --------------     ---------       ----          --            ---
Robert E. Evans              11,170                16.04%          $ 24.77      5/9/2012     $ 174,024     $ 441,012
David B. Baker                2,939                 4.22%          $ 24.77      5/9/2012     $  45,788     $ 116,037
John W. Conlon                3,899                 5.60%          $ 24.77      5/9/2012     $  60,745     $ 153,939
Larry E. Holdren              4,014                 5.77%          $ 24.77      5/9/2012     $  62,537     $ 158,480
                              4,643                 6.67%          $ 24.77      5/9/2012     $  72,336     $ 183,314
Joseph S. Yazombek
-------------------------

(1) All options were granted under the 2002 Stock Option Plan, and are 100% exercisable three years after date of grant. If employment with Peoples and its subsidiaries is terminated by reason of death, disability, or retirement in accordance with standard retirement policies of Peoples, vesting is accelerated and exercisable the earlier of 12 months from the date of termination or expiration of the option. If employment is voluntarily terminated, only those options exercisable on the date of termination are exercisable the earlier of 12 months from the date of termination or expiration of the option. No option may be exercised after the date of termination if termination is for "cause".

(2) The dollar amounts reflected in this table are the result of calculations at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes, and assume the options are held until their expiration date. Such dollar amounts are not intended to forecast future financial performance or possible future appreciation in the prices of Peoples common shares. Shareholders are therefore cautioned against drawing any conclusions from the appreciation data shown, aside from the fact the optionee will only realize value from the option grants shown if the price of Peoples common shares appreciates.


Option Exercises and Holdings
-----------------------------

     The following table summarizes information concerning options exercised during, and unexercised options held as of the end of the 2002 Fiscal Year by each of the named executive officers.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES
    -------------------------------------------------------------------------

                                                               Number of
                                                       Common Shares Underlying          Value of Unexercised
                                                          Unexercised Options            In-the-Money Options
Name                                                    at Fiscal Year End (1)          at Fiscal Year End (2)
----                                                 ------------------------------  ------------------------------
                            Number of
                          Common Shares
                           Underlying
                            Options        Value
                           Exercised      Realized    Exercisable   Unexercisable   Exercisable   Unexercisable
                         -------------    --------    -----------   -------------   -----------   -------------
Robert E. Evans               9,302       $ 78,797       40,929       35,272        $ 556,746     $  204,082
David B. Baker                  -         $   -          30,062       12,253        $ 405,057     $   99,331
John W. Conlon                1,936       $ 32,247       22,872       13,213        $ 281,028     $  100,125
Larry E. Holdren              9,302       $159,932       19,293       13,328        $ 220,908     $  100,220
Joseph S. Yazombek              -         $   -          28,595       13,957        $ 377,163     $  100,741
--------------------------

(1)    These numbers have been adjusted to reflect 10% stock dividend issued on June 28, 2002.

(2) "Value of Unexercised In-the-Money Options at FY-End" is based upon the fair market value of Peoples' common shares on December 31, 2002 ($25.60) less the exercise price of in-the-money options at the end of the 2002 Fiscal Year.


Pension Plan
------------

     The following table shows the estimated annual pension benefits payable upon retirement at age 65 on a lifetime annuity basis under the Peoples Bancorp Inc. Retirement Plan, a funded, noncontributory pension plan (the "Pension Plan"), to a covered participant in specified compensation and years of service classifications.


                                      PENSION PLAN TABLE

                                       Years of Service
                       ---------------------------------------------------
   Annualized Average
  Monthly Compensation
  -------------------- --------- --------- --------- ---------- ----------
                           5        20        25         30         35
                       --------- --------- --------- ---------- ----------
    $125,000            $32,272   $43,030   $53,787   $ 64,545   $ 64,545
    $150,000            $39,397   $52,530   $65,662   $ 78,795   $ 78,795
    $175,000            $46,522   $62,030   $77,537   $ 93,045   $ 93,045
    $200,000            $53,647   $71,530   $89,412   $107,295   $107,295
       and over

     Benefits listed in the Pension Plan Table are not subject to deduction for Social Security benefits or other amounts and are computed on a lifetime annuity basis.

     Monthly benefits upon normal retirement (age 65) are based upon 40% of "average monthly compensation" plus 17% of the excess, if any, of "average monthly compensation" over "covered compensation". For purposes of the Pension Plan, "average monthly compensation" is based upon the monthly compensation (including regular salary and wages, overtime pay, bonuses and commissions) of an employee averaged over the five consecutive credited years of service which produce the highest monthly average within the last ten years preceding retirement and "covered compensation" is the average of the 35 years of social security wage bases prior to social security retirement age. As of the end of the 2002 Fiscal Year, "covered compensation" for Mr. Evans was $48,252, Mr. Baker $60,552, Mr. Conlon $58,608, Mr. Holdren $62,472, and Mr. Yazombek $73,056. 2002 annual compensation, to the extent determinable, for purposes of the Pension Plan, for Mr. Evans was $200,000, Mr. Baker $150,000, Mr. Conlon $160,580, Mr. Holdren $150,000, and Mr. Yazombek $165,670. As of the end of the 2002 Fiscal Year, credited years of service for Mr. Evans were 32, Mr. Baker 28, Mr. Conlon 20, Mr. Holdren 21, and Mr. Yazombek 19.

Deferred Compensation Agreement
-------------------------------

     On November 18, 1976, Peoples Bank entered into a Deferred Compensation Agreement with Mr. Evans. Under this, Mr. Evans agreed to serve Peoples Bank as an employee until he reaches age 65 or until his earlier retirement, disability or death, and agreed not to engage in activities in competition with Peoples Bank. Under this Agreement, Mr. Evans or his beneficiaries are entitled to receive specified amounts upon Mr. Evans' retirement, disability or death, which amounts are payable monthly for ten years (with interest) or in one lump sum at the election of Peoples Bank. The principal amount payable to Mr. Evans is based upon the sum of the amounts accrued for his account during his years of employment with Peoples Bank. During Peoples' 2002 Fiscal Year, the amount of $5,000 was accrued for Mr. Evans' account pursuant to his Deferred Compensation Agreement and as of December 31, 2002, a total of $130,000 had been accrued for his account. The amount of $5,000 will be accrued for Mr. Evans' account upon the completion of each year of service to Peoples Bank until he reaches normal retirement age.

Directors' Compensation
-----------------------

     Each director of Peoples received $850 per calendar quarter and $600 per meeting attended during the 2002 Fiscal Year. Each director of Peoples also serving on a Board committee received $50 for attending each committee meeting of less than one hour duration, or $100 for attending each committee meeting in excess of one hour. Each director of Peoples, other than Robert E. Evans, who also served as a director of Peoples Bank received $600 per calendar quarter, and $400 for each regular monthly meeting attended, during the 2002 Fiscal Year. Mr. Evans received no quarterly compensation as a director of Peoples Bank, and $250 for each regular monthly meeting attended.

     Since 1991, Peoples has maintained the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (the "Directors' Plan"). Voluntary participation in the Directors' Plan enables a director of Peoples, or of one of its subsidiaries, to defer all or a part of his or her directors' fees, including federal income tax thereon. Since January 2, 1998, directors have been permitted to allocate their deferrals between a cash account (earning interest equal to Peoples Bank's three-year CD interest rate) and a stock account (credited with common shares based upon on the amount deferred and cash dividends on such common shares). The only right a participant has with respect to his cash account and/or stock account is to receive distributions upon retirement from service as a director. Distribution of the deferred funds is made in a lump sum or annual installments beginning in the first year in which the person is no longer a director. The stock account will be paid only in common shares and the cash account will be paid only in cash.

     Pursuant to their respective terms, options have been automatically granted to non-employee directors of Peoples ("Non-Employee Director") under Peoples' 1993 Stock Option Plan (the "1993 Plan"), 1995 Stock Option Plan (the "1995 Plan"), and 1998 Stock Option Plan (the "1998 Plan"). No options have been granted to Non-Employee Directors under the 1993 Plan since April 10, 1997; no options have been granted to Non-Employee Directors under the 1995 Plan since April 15, 1999; and no options have been granted to Non-Employee Directors under the 1998 Plan since March 10, 2000. All options were granted with an exercise price equal to 100% of the fair market value of the underlying common shares on the date of grant and a ten-year term.

     Under the 1995 Plan and 1998 Plan, if a Non-Employee Director ceases to be a director for any reason other than his death or for "cause", such options may be exercised in full until the expiration of the term of the options. However, if the former Non-Employee Director dies prior to the expiration of the term of his options, those options may only be exercised for a period of two years following his death, subject to the stated term of the options. If a Non-Employee Director ceases to be a director for cause, all options will immediately terminate.

     Under the 1993 Plan, if a Non-Employee Director ceases to be a director for reasons other than his death, such options may be exercised for a period of three months, subject to their stated term. If a Non-Employee Director dies, those options may be exercised for a period of one year, subject to their stated term.

     Pursuant to the terms of the 2002 Stock Option Plan (the "2002 Plan"), on April 11, 2002, each Non-Employee Director was automatically granted an option to purchase 1,100 common shares (as adjusted for the June 14, 2002, 10% stock dividend), and will be granted an option to purchase an equivalent number of shares (as may be adjusted for future changes in capitalization) on each Annual Meeting date. All options are 100% exercisable one year from the date of grant. Under the 2002 Plan, if a Non-Employee Director ceases to be a director due to death, disability (with three years service), or retirement (with five years service), such options immediately vest and may be exercised the earlier of (i) twelve months, or (ii) until the expiration of the option period, subject to their stated term. If a Non-Employee director voluntarily ceases service as a director, only those options exercisable on the date of termination may be exercised pursuant to the above schedule. If a Non-Employee Director ceases to be a director for cause, all options will terminate immediately.

                                PERFORMANCE GRAPH


     The following line graph compares the yearly percentage change in Peoples' cumulative total shareholder return (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of Peoples' common shares at the end and the beginning of the measurement period; by (ii) the price of Peoples' common shares at the beginning of the measurement period) against the cumulative return for an index comprised of all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small Cap Market ("NASDAQ Stock Market (U.S. Companies)"), and an index comprised of all depository institutions (SIC Code #602) and depository institutions holding companies (SIC Code #671) that are traded on the NASDAQ National Market and the NASDAQ Small Cap Market ("NASDAQ Bank Stocks") for the five-year period ended December 31, 2002.


                      (ACTUAL NUMBERS PLOTTED ON A GRAPH)

                                         NASDAQ STOCKS
Year Ended      Peoples Bancorp Inc.    (U.S. Companies)    NASDAQ Bank Stocks
----------      --------------------    ----------------    ------------------
12/31/97              $100.00               $100.00              $100.00
12/31/98              $ 89.23               $140.99              $ 99.36
12/31/99              $ 88.56               $262.00              $ 95.51
12/31/00              $ 69.42               $157.59              $108.94
12/31/01              $ 97.98               $125.05              $117.94
12/31/02              $152.95               $ 86.38              $120.98


   Notes:  1.  Total return assumes reinvestment of dividends.
           2.  Fiscal year ending December 31.
           3. Return based on $100 dollars invested on December 31, 1997, in Peoples' common shares, an index for NASDAQ Stock Market (U. S. Companies), and an index for NASDAQ Bank Stocks.

       PROPOSED AMENDMENT OF AMENDED ARTICLES OF INCORPORATION TO INCREASE
                       AUTHORIZED NUMBER OF COMMON SHARES
                       ----------------------------------
                                (Item 3 on Proxy)

PROPOSAL

     The Amended Articles of Incorporation (the "Amended Articles") of Peoples currently authorize 12,000,000 shares, all of which are common shares, without par value. The Board of Directors unanimously adopted a resolution proposing and declaring it advisable that Article Fourth of the Amended Articles be amended in order to increase the authorized number of shares of Peoples to 24,000,000 shares, all of which will be common shares, without par value, and recommending to the shareholders of Peoples the adoption of the proposed amendment. The proposed increase in the authorized number of common shares would be accomplished by amending Article Fourth of the Amended Articles of Peoples to read as follows:

     FOURTH:  The authorized number of shares of the Corporation shall be
     ------
     24,000,000, all of which shall be common shares, each without par value.

PURPOSE

     Of the 12,000,000 common shares currently authorized, as of February 14, 2003, 9,589,534 were issued and outstanding; 59,351 were issued and held by Peoples Bank as trustee under a Rabbi Trust Agreement with Peoples in connection with the Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries and included in treasury shares; and 1,043,023 were reserved for issuance under the stock option plans maintained by Peoples. Common shares also may be acquired by (i) the trustee of the Peoples Bancorp Inc. Retirement Savings Plan (the "401(k) Plan") on behalf of participants pursuant to directed contributions, and employer matching contributions, to be invested in the investment fund which invests in common shares of Peoples; (ii) the administrator of the Peoples Bancorp Inc. Dividend Reinvestment Plan (the "DRIP") on behalf of participants in the DRIP; and (iii) Peoples Bank as trustee under the Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries.

     In addition, Peoples has entered into an Agreement and Plan of Merger, dated as of November 29, 2002 (the "KBI Merger Agreement"), with Kentucky Bancshares Incorporated, a Kentucky bank holding company ("KBI"), under which Peoples has agreed to acquire all of the issued and outstanding common shares of KBI with consideration consisting of a combination of cash and Peoples common shares. In exchange for the KBI common shares, the KBI Merger Agreement provides the KBI shareholders with an option to elect to receive cash, Peoples common shares, or a combination of both. The aggregate consideration to be paid to the shareholders of KBI in the transaction is not expected to exceed $31.4 million, of which approximately half would be paid in cash and approximately half in Peoples common shares, depending upon the elections made by KBI shareholders and the market price of Peoples common shares. In the event the KBI shareholders elect to receive Peoples common shares, the number of common shares issuable by Peoples in the transaction will range between 461,627 and 609,348 common shares as determined by the average daily closing price of Peoples common shares, as reported on The Nasdaq National Market, for the 30 consecutive trading days ending at the close of business on the fifth trading day before the KBI acquisition is consummated. The minimum number of common shares would be issued if the average share price were $33.00 or more and the maximum number would be issued if the average share price were $25.00 or less. The KBI acquisition will be subject to regulatory approvals, approval by the shareholders of KBI and other customary closing conditions and is expected to be consummated in the second quarter of 2003.

     PEOPLES WILL FILE A REGISTRATION STATEMENT ON FORM S-4 AND OTHER DOCUMENTS REGARDING THE PROPOSED ACQUISITION OF KBI WITH THE SEC. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN CONNECTION WITH THE PROPOSED TRANSACTION WITH KBI. KBI SHAREHOLDERS ARE URGED TO READ THE FORM S-4, WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. A DEFINITIVE PROXY STATEMENT/PROSPECTUS WILL BE SENT TO SHAREHOLDERS OF KBI SEEKING THEIR APPROVAL OF THE PROPOSED TRANSACTION. KBI SHAREHOLDERS MAY OBTAIN FREE COPIES OF THE FORM S-4 AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, WHEN THEY ARE AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED BY PEOPLES WITH THE SEC ON THE SEC'S WEBSITE OR BY CONTACTING CHARLES R. HUNSAKER, ESQ., GENERAL COUNSEL OF PEOPLES, AT THE ADDRESS AND TELEPHONE NUMBER SHOWN ON THE COVER PAGE OF THIS PROXY STATEMENT.

     Shareholders of Peoples should understand that they are not being asked to vote on the adoption of, and a vote in favor of the proposal to adopt the amendment to Article Fourth of the Amended Articles should not be deemed to be a vote to adopt, the KBI Merger Agreement. The approval or disapproval of the proposed amendment to Article Fourth will not affect whether the acquisition of KBI is consummated.

     The additional common shares to be authorized under the proposed amendment to Article Fourth will have rights identical to the presently issued and outstanding common shares. Furthermore, adoption of the proposed amendment and issuance of the additional common shares will not affect the rights of the holders of presently issued and outstanding common shares, except for effects incidental to increasing the number of common shares outstanding. Existing shareholders will have no pre-emptive rights to purchase any common shares issued in the future.

     The Board of Directors believes it is desirable and in the best interest of Peoples and our shareholders to increase the number of authorized common shares to 24,000,000 to ensure a sufficient number of common shares are available for future issuance. The Board believes having a sufficient number of common shares available for future issuance provides Peoples with additional flexibility to use common shares to meet business and financial needs as they arise. In addition, the proposed amendment would enable Peoples to issue additional authorized common shares as such needs arise without further shareholder approval, except to the extent otherwise required by applicable law, Peoples' Amended Articles, or the rules of The Nasdaq Stock Market or any securities exchange on which the Peoples common shares are then listed. Peoples' common shares are currently traded on The Nasdaq National Market. The additional common shares may be used for various corporate purposes, including share splits and dividends, acquisitions, public offerings and stock option and other stock-based employee benefit plans.

     Except for common shares that may be issued (a) if the KBI acquisition is consummated, (b) under existing stock option and other stock-based employee benefit plans of Peoples, (c) under our dividend reinvestment plan, (d) under our Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, or (e) under the 401(k) Plan, there are no present plans to issue any authorized common shares, nor are there any pending negotiations, discussions, agreements or understandings with any third party which involve the issuance of any of the additional common shares which will be authorized by the adoption of the proposed amendment to Article Fourth. The Board of Directors does not intend to issue any of the additional common shares except on terms which the Board deems to be in the best interests of Peoples and its shareholders.

     The proposed amendment to Article Fourth could be deemed to have an anti-takeover effect by discouraging an attempt by a third party to acquire control of Peoples, since Peoples could issue the additional authorized common shares in an effort to create voting impediments or dilute the common share ownership of the person seeking to obtain control. Article Seventh of the Amended Articles of Peoples requires that, if three directors of Peoples vote against any of the following matters, the affirmative vote of the holders of at least 75% of the voting power of Peoples entitled to vote thereon is required before they can be implemented: (i) a proposed amendment to the Amended Articles or the Regulations of Peoples (including the provisions of the Amended Articles and the Regulations pertaining to the right of a shareholder to nominate an individual for election as a director of Peoples, the number of directors, the right of shareholders to remove directors from office and fill vacancies in the Board of Directors, or the classified Board); (ii) a proposal to fix or change the number of directors of Peoples by action of the shareholders; (iii) an agreement of merger or consolidation; (iv) a proposed combination or majority share acquisition involving the issuance of common shares of Peoples and requiring shareholder approval; (iv) a proposal to sell, lease, exchange, transfer or otherwise dispose of all or substantially all of Peoples' property and assets; or (v) a proposed dissolution. Otherwise, a majority of the voting power of Peoples must approve any of the foregoing matters. The proposal to increase the authorized number of common shares is not in response to any effort of which Peoples is aware to accumulate common shares or obtain control of Peoples. The Board of Directors believes the proposal further encourages the incentive to negotiate with the Board with respect to any proposal to acquire control of Peoples.

     The proposed amendment is not part of a plan by Peoples to adopt other measures intended to have or having potential anti-takeover effects. In addition to the provisions of Article Seventh of the Amended Articles discussed above, the Amended Articles and Regulations of Peoples currently include the following provisions which may be considered to have anti-takeover effects: (a) the classification of the Board of Directors into three classes of directors, so that each class of director serves for three years, with one class being elected each year; (b) the elimination of cumulative voting in the election of directors; (c) the requirement that shareholder nominations for election to the Board of Directors be made in writing and delivered or mailed to the Secretary of Peoples within specified timeframes; (d) the requirement that holders of shares entitling them to exercise not less that 75% of the voting power of Peoples to elect directors in place of those to be removed, vote in favor of the removal of a director from office and that such removal only be for cause; and
(e) the requirement of written consent of all the shareholders of Peoples in order to amend the Regulations by an action in writing without a meeting.

RECOMMENDATION AND VOTE

     The affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of Peoples is required to adopt the proposed amendment to Article Fourth of the Amended Articles. As of February 14, 2003, Peoples' executive officers and directors, their respective associates and Peoples Bank, through Peoples Financial Advisors group (formerly known as the Investment and Trust Division of Peoples Bank), held common shares representing approximately 17.20% voting power of Peoples.

     The effect of an abstention or a broker non-vote on the proposal is the same as a "no" vote. If the amendment is adopted, it will become effective upon the filing of a certificate of amendment to the Amended Articles with the Ohio Secretary of State, which is expected to be accomplished as promptly as practicable after such adoption.

     The Board of Directors recommends that the shareholders vote FOR adoption of the proposed amendment to Article Fourth of Peoples' Amended Articles.

     All valid proxies received prior to the Annual Meeting which do not specify how common shares should be voted (excluding broker non-votes) will be voted for the adoption of the proposed amendment to Article Fourth.



                   PROPOSED AMENDMENTS OF CODE OF REGULATIONS
           TO PERMIT ELECTRONIC PROXIES, NOTICES, WAIVERS AND MEETINGS
           -----------------------------------------------------------
                                (Item 4 on Proxy)
PURPOSE

     In order to position Peoples to take advantage of continuing technological advancements to expedite communications, including the Internet, and accommodate recent changes in Ohio General Corporation Law (the "OGCL"), the Board of Directors believes it is desirable and in the best interests of Peoples' and its shareholders to amend Peoples' Regulations to permit:

          (A) appointment of shareholder proxies in any manner permitted by Ohio law;

          (B) shareholders and directors to receive notice of shareholder meetings and director meetings in any manner permitted by Ohio law;

          (C) shareholder meetings to be held in any manner permitted by Ohio law;

          (D) waivers of notice of shareholder meetings and director meetings to be given through the use of an electronic or other transmission capable of authentication that appears to have been sent by the shareholder or director and contains a waiver by that person;

          (E) shareholders and directors to take action without a meeting by a writing or writings signed by all shareholders or directors, respectively, including a writing in the form of an electronic or other transmission capable of authentication that appears to have been sent by the shareholder or director and contains the affirmative vote or approval of that person; and

          (F) shareholders who participate in a shareholder meeting through the use of communications equipment to be treated as being present at the meeting for purposes of determining the existence of a quorum and make corresponding amendments to other provisions of Peoples' Regulations to provide that shareholders may participate in shareholder meetings through the use of communications equipment.

PROPOSALS

(A) Amendment of Peoples' Regulations to permit appointment of shareholder proxies in any manner permitted by Ohio law.

     Section 1.10 of Peoples' Regulations presently allows a shareholder to vote by proxy, if the proxy appointment is in writing and signed by the shareholder. Effective September 13, 1999, The OGCL was amended to expand the methods a shareholder can use to appoint a proxy. The OGCL now permits a shareholder to appoint a proxy by any verifiable communication authorized by the person appointing the proxy. Any transmission that creates a record capable of authentication that appears to have been transmitted by the person appointing a proxy is permitted, and would include electronic mail and telephone, as well as traditional written proxies. Peoples' Regulations currently do not expressly provide for shareholder appointment of a proxy by electronic mail, telephone or other electronic media. The proposed amendment to Section 1.10 would clarify and confirm that shareholders are expressly authorized to utilize the more modern forms of proxy appointment now permitted by the OGCL.

     Peoples' Board of Directors has unanimously approved, and recommends that shareholders adopt, an amendment to Section 1.10 of the Regulations to permit a shareholder to use electronic mail, telephone and other methods to appoint a proxy. The proposed amendment would expressly provide that a shareholder could appoint a proxy by any method authorized by Ohio law.

         The text of Section 1.10, as amended, would read as follows:

                  Section 1.10. Proxies.
                  ----------------------

                           At meetings of the shareholders, any shareholder of
                  record entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by an instrument in writing signed by such shareholder or appointed in any other manner permitted by Ohio law. Any such instrument in writing or record of any such appointment shall be filed with or received by the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No appointment of a proxy is valid after the expiration of eleven months after it is made unless the writing or other communication which appoints such proxy specifies the date on which it is to expire or the length of time it is to continue in force.

(B) Amendment of Peoples' Regulations to permit shareholders and directors to receive notice of shareholder meetings and director meetings in any manner permitted by Ohio law.

     Section 1.04 of Peoples' Regulations presently requires that written notice of a shareholder meeting be given either by "personal delivery or by mail." Effective May 16, 2002, the OGCL was amended to expand the methods by which a shareholder may receive notice of meetings to include notices via personal delivery, mail, overnight delivery service or any other means of communication authorized by the shareholder to whom the notice is given. Under federal securities laws and regulations, electronic delivery of proxy soliciting materials (including meeting notices) may be substituted for paper delivery if a shareholder consents to the electronic delivery. Peoples' Regulations currently do not authorize a shareholder to receive notices by electronic mail or other electronic media. The amendment to Section 1.04 would allow shareholders to receive notices in any manner permitted by Ohio law.

     Similarly, Section 2.07 of the Regulations presently limits the manner in which notice of a director meeting may be given. Effective May 16, 2002, the OGCL was amended to expand the methods by which a director may receive notice of meetings to include notices via personal delivery, mail, overnight delivery service or any other means of communication authorized by the director to whom the notice is given. Peoples' Regulations currently do not authorize a director to receive notices by electronic mail or other electronic media. The amendment to Section 2.07 would allow directors to receive notices in any manner permitted by Ohio law.

     The Board of Directors has unanimously approved, and recommends that the shareholders adopt, amendments to Sections 1.04 and 2.07 of the Regulations to permit notices of meetings to be given to shareholders and directors in any manner permitted by Ohio law.

         The text of Section 1.04, as amended, would read as follows:

                  Section 1.04. Notice of Meetings.
                  ---------------------------------

          (A) Written notice stating the time, place, if any, and purposes of a meeting of the shareholders, and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, and any other matters related to the conduct of the meeting required by Ohio law to be specified in such notice shall be given by personal delivery, by mail, by overnight delivery service, or by any other means of communication authorized by the shareholder to whom notice is given. Any such notice shall be given not less than seven nor more than sixty days before the date of the meeting,

               (1) to every shareholder of record entitled to notice of the meeting,

               (2)  by or at the direction of the president or the secretary.

               If mailed or sent by an overnight delivery service, such notice shall be sent to the shareholder at the shareholder's address as it appears on the records of the corporation. If sent by another means of communication authorized by the shareholder, such notice shall be sent to the address furnished by the shareholder for such transmissions. Notice of adjournment of a meeting need not be given if the time and place, if any, to which it is adjourned and the means, if any, by which shareholders can be present and vote at the adjourned meeting through the use of communications equipment are fixed and announced at the meeting. In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law, the Articles or the Regulations for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.

          (B) Following receipt by the president or the secretary of a request in writing, specifying the purpose or purposes for which the persons properly making such request have called a meeting of the shareholders, delivered either in person or by registered mail to such officer by any persons entitled to call a meeting of shareholders, such officer shall cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven nor more than sixty days after the receipt of such request, as such officer may fix. If such notice is not given within fifteen days after the receipt of such request by the president or the secretary, then, and only then, the persons properly calling the meeting may fix the time of meeting and give notice thereof in accordance with the provisions of the Regulations.

         The text of Section 2.07, as amended, would read as follows:

                  Section 2.07. Notice of Meetings.
                  ---------------------------------

                           Notice of the place, if any, and time of each meeting
                  of directors for which such notice is required by law, the Articles, the Regulations or the By-Laws shall be given to each of the directors by at least one of the following methods:

          (A) In a writing mailed or sent by overnight delivery service, not less than two days before such meeting and addressed to the residence or usual place of business of a director, as such address appears on the records of the corporation; or

          (B) By personal delivery or by telegram, cablegram, telephone or any other means of communication authorized by the director, not later than the day before the date on which such meeting is to be held.


               Notice given to a director by any one of the methods specified in the Regulations shall be sufficient, and the method of giving notice to all directors need not be uniform. Notice of any meeting of directors may be given only by the chairman of the board, the president or the secretary of the corporation. Any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

(C) Amendment of Peoples' Regulations to allow our shareholder meetings to be held in any manner permitted by Ohio law.

     Section 1.03 of the Regulations presently provides that meetings of shareholders must be held at a specified physical "place" within or outside of the State of Ohio. Effective May 16, 2002, the OGCL was amended to expand the methods by which shareholder meetings may be conducted, including through communications equipment or via worldwide web or Internet simulcasting, called "webcasting." The Regulations currently do not allow shareholder meetings to be conducted through communications equipment. The amendment to Section 1.03 would allow shareholder meetings to be held in any manner or place, if any, authorized by the Board of Directors and permitted by Ohio law. Under current Ohio law, if the directors elect to permit shareholders to attend a shareholder meeting through the use of communications equipment, the communications equipment used must enable the shareholder or proxyholder to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting and to speak or otherwise participate in the proceedings contemporaneously with those physically present.

         The Board of Directors has unanimously approved, and recommends the shareholders adopt, an amendment to Section 1.03 of the Regulations to permit meetings of shareholders to be held in any manner authorized by the Board of Directors and permitted by Ohio law.

         The text of Section 1.03, as amended, would read as follows:

                  Section 1.03. Place of Meetings.
                  --------------------------------

                           Meetings of shareholders may be held either within or
                  outside the State of Ohio. Meetings of shareholders may be held in any manner or place, if any, determined by the directors and permitted by Ohio law. If authorized by the directors, the shareholders and proxyholders who are not physically present at a meeting of shareholders may attend a meeting of shareholders by use of communications equipment as may be permitted by Ohio law.

(D) Amendment of Peoples' Regulations to permit waivers of notice of shareholder meetings and director meetings to be given through the use of an electronic or other transmission capable of authentication that appears to have been sent by the shareholder or director and that contains a waiver by that person.

     Section 1.05 of the Regulations presently states that a shareholder may waive notice of a shareholder meeting in writing or by attending the shareholder meeting in person or by proxy without protesting the lack of proper notice. Similarly, Section 2.08 of the Regulations presently states that a director may waive notice of a director meeting in writing or by attending the director meeting without protesting the lack of proper notice. Effective May 16, 2002, the OGCL was amended to expand the methods by which a shareholder or director may waive notice of a meeting in writing. The OGCL now expressly recognizes a written waiver may include electronic mail or an electronic or other transmission capable of authentication that appears to have been sent by the shareholder or director, as applicable, and contains a waiver by the shareholder or director. Peoples' Regulations currently do not recognize written waivers via electronic mail or other electronic media. The proposed amendments to Sections
1.05 and 2.08 would clarify and confirm that shareholders and directors may waive notice of a meeting by electronic mail or an electronic or other transmission capable of authentication that appears to have been sent by the shareholder or director, as applicable, and contains a waiver by the shareholder or director.

     Additionally, the Board proposes to amend Section 1.05 to provide that a shareholder may waive notice of a shareholder meeting by attending the meeting in person, by proxy or through the use of communications equipment without protesting the lack of proper notice. Permitting shareholders to waive notice of a shareholder meeting by attending the shareholder meeting through the use of communications equipment without protesting the lack of proper notice is consistent with recent changes to the OGCL and the proposed amendment to Section
1.03 of the Regulations which permit shareholders to attend a shareholder meeting by use of communications equipment.

     The Board of Directors has unanimously approved, and recommends that the shareholders adopt, amendments to Sections 1.05 and 2.08 of the Regulations to permit waivers of notice of shareholder meetings and director meetings to be given through the use of an electronic or other transmission capable of authentication that appears to have been sent by the shareholder or director and contains a waiver by that person.

         The text of Section 1.05, as amended, would read as follows:

                  Section 1.05. Waiver of Notice.
                  -------------------------------

                           Notice of the time, place, if any, and purpose or
                  purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of such meeting. The attendance of any shareholder, in person, by proxy or by the use of communications equipment, at any such meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to be a waiver by the shareholder of notice of such meeting. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a shareholder and that contains a waiver by that shareholder is a writing for purposes of this Section 1.05.

         The text of Section 2.08, as amended, would read as follows:

                  Section 2.08. Waiver of Notice.
                  -------------------------------

                           Notice of any meeting of directors may be waived in
                  writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting of directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by such director of notice of such meeting. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by the director and that contains a waiver by such director, is a writing for purposes of this Section 2.08.

(E) Amendment of Peoples' Regulations to permit shareholders and directors to take action without a meeting by a writing or writings signed by all shareholders or directors, including a writing in the form of an electronic or other transmission capable of authentication that appears to have been sent by the shareholder or director and contains the affirmative vote or approval of that person.

     Section 6.02 of the Regulations presently provides that any action which may be authorized or taken at a meeting of the shareholders, directors or a committee of the Board of Directors may be authorized or taken without a meeting by a writing or writings signed by, all shareholders, directors or members of the committee of the Board of Directors, respectively. Effective May 16, 2002, the OGCL was amended to expand the methods by which shareholders and directors may take actions in writing without a meeting. The OGCL now expressly recognizes an action may be taken without a meeting by a writing or writings signed by all shareholders or directors, including a writing in the form of an electronic or other transmission capable of authentication that appears to have been sent by the shareholder or director, as applicable, and contains an affirmative vote or approval of that person. Peoples' Regulations currently do not permit shareholders or directors to take action without a meeting through the use of electronic mail or other electronic media. The proposed amendment to Sections
6.02 would permit shareholders, directors and members of a Board committee to act by a writing or writings signed by all shareholders or directors, including a writing in the form of an electronic or other transmission capable of authentication that appears to have been sent by the shareholder or director, as applicable, and contains an affirmative vote or approval of that person.

     The Board of Directors has unanimously approved, and recommends the shareholders adopt, an amendment to Section 6.02 of the Regulations to permit shareholders and directors to take action without a meeting through the use of an electronic or other transmission capable of authentication that appears to have been sent by the shareholder or director and contains the affirmative vote or approval of that person.

         The text of Section 6.02, as amended, would read as follows:

           Section 6.02. Action by Shareholders or Directors Without a Meeting.
           --------------------------------------------------------------------

                           Anything contained in the Regulations to the contrary
                  notwithstanding, except as provided in Section 6.01, any action which may be authorized or taken at a meeting of the shareholders or of the directors or of a committee of the directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, or all the directors, or all the members of such committee of the directors, respectively, which writings shall be filed with or entered upon the records of the corporation. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a person described in this Section 6.02 and that contains an affirmative vote or approval of that person is a signed writing for the purposes of this Section 6.02. The date on which that telegram, cablegram, electronic mail, or electronic or other transmission is sent is the date on which the writing is signed.

(F) Amendment of Peoples' Regulations to provide that shareholders who participate in a shareholder meeting through the use of communications equipment be treated as being present at the meeting for purposes of determining the existence of a quorum, and to make corresponding amendments to other provisions of the Regulations to provide that shareholders may participate in shareholder meetings through the use of communications equipment.

     Section 1.06 of the Regulations presently states that, at any meeting of shareholders, the holders of a majority of Peoples' voting shares then outstanding and entitled to vote at the meeting, present in person or by proxy, will constitute a quorum for the meeting. Effective May 16, 2002, the OGCL was amended to provide that, unless otherwise provided in a corporation's articles of incorporation or code of regulations, the shareholders present in person, by proxy or through the use of communications equipment at any meeting of shareholders will constitute a quorum for the meeting. The amendment to Section
1.06 of the Regulations would provide that shareholders present at a meeting through the use of communications equipment will be counted for purposes of determining the existence of a quorum.

     Additionally, Sections 1.08 and 2.03(C) of the Regulations make reference to shareholders being present at a meeting of shareholders in person or by proxy. The amendments to Sections 1.08 and 2.03(C) would add language to provide that shareholders may also be present through the use of communications equipment as permitted by Ohio law.

     The Board of Directors has unanimously approved, and recommends the shareholders adopt, the amendment to Section 1.06 of the Regulations to provide that shareholders who participate in a shareholder meeting through the use of communications equipment be treated as being present at the meeting for purposes of determining the existence of a quorum, and the amendments to Sections 1.08 and 2.03(C) of the Regulations to reflect that shareholders may participate in shareholder meetings through the use of communications equipment.

         The text of Section 1.06, as amended, would read as follows:

                  Section 1.06. Quorum.
                  ---------------------

                           At any meeting of shareholders, the holders of a
                  majority of the voting shares of the corporation then outstanding and entitled to vote thereat, present in person, by proxy or by the use of communications equipment, shall constitute a quorum for such meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the chairman of the board, the president, or the officer of the corporation acting as chairman of the meeting, may adjourn such meeting from time to time, and if a quorum is present at such adjourned meeting any business may be transacted as if the meeting had been held as originally called.

         The text of Section 1.08, as amended, would read as follows:

                  Section 1.08. Order of Business.
                  --------------------------------

                           The order of business at any meeting of shareholders
                  shall be determined by the officer of the corporation acting as chairman of such meeting unless otherwise determined by a vote of the holders of a majority of the voting shares of the corporation then outstanding, present in person, by proxy or by the use of communications equipment, and entitled to vote at such meeting.

         The text of Section 2.03(C), as amended, would read as follows:

                  (C) The election of directors shall be by ballot whenever requested by the presiding officer of the meeting or by the holders of a majority of the voting shares outstanding, entitled to vote at such meeting and present in person, by proxy or by the use of communications equipment.

RECOMMENDATION AND VOTE

     The affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power Peoples is required to adopt the proposed amendments to Sections 1.10, 1.04, 2.07, 1.03, 1.05, 2.08, 6.02, 1.06,
1.08 and 2.03(C) of the Regulations. As of February 14, 2003, Peoples' executive officers and directors, their respective associates and Peoples Bank, through Peoples Financial Advisors group (formerly known as the Investment and Trust Division of Peoples Bank), held common shares representing approximately 17.20% voting power of Peoples.

     The effect of an abstention or a broker non-vote on the proposed amendments to Sections 1.10, 1.04, 2.07, 1.03, 1.05, 2.08, 6.02, 1.06, 1.08 and 2.03(C) of
the Regulations is the same as a "no" vote. If adopted by the shareholders, the proposed amendments to Peoples' Regulations will become effective immediately without any additional action.

     The Board of Directors recommends that the shareholders vote FOR adoption of the proposed amendments to Sections 1.10, 1.04, 2.07, 1.03, 1.05, 2.08, 6.02,
1.06, 1.08 and 2.03(C) of Peoples' Regulations.

     All valid proxies received prior to the Annual Meeting which do not specify how common shares should be voted (excluding broker non-votes) will be voted for the adoption of the proposed amendments to Sections 1.10, 1.04, 2.07, 1.03, 1.05, 2.08, 6.02, 1.06, 1.08 and 2.03(C) of the Regulations.



                  PROPOSED AMENDMENT OF CODE OF REGULATIONS TO
              PROVIDE FOR BOARD COMMITTEES OF ONE OR MORE DIRECTORS
              -----------------------------------------------------
                                (Item 5 on Proxy)

PURPOSE

     Section 2.10 of Peoples' Regulations provides that committees of directors must consist of not less than three directors. Effective March 17, 2000, the OGCL was amended to permit committees to consist of one or more directors. The proposed amendment to Section 2.10 would allow committees of our Board of Directors to consist of one or more directors, subject to any other requirements as to the number of directors serving on a committee which may be imposed by law or the rules and regulations of the SEC, The Nasdaq Stock Market or any other regulatory authority.

     Section 2.10 of the Regulations also provides that a committee of directors may act at a meeting or by a writing or writings signed by all of its members. Effective May 16, 2002, OGCL was amended to provide that, for this purpose, a writing may include an electronic or other transmission capable of authentication that contains an affirmative vote or approval of the director. The proposed amendment to Section 2.10 would provide that a committee of directors may act by a writing or writings signed by all of its members, including a writing in the form of an electronic or other transmission capable of authentication that contains an affirmative vote or approval of the director.

PROPOSAL

     The Board of Directors has approved, and recommends that shareholders adopt, amendments to Section 2.10 of the Regulations to permit committees of directors to consist of one or more directors and provide that a committee of directors may act by a writing or writings signed by all of its members, including a writing in the form of an electronic or other transmission capable of authentication that contains an affirmative vote or approval of the director.

         The text of Section 2.10, as amended, would read as follows:

                  Section 2.10. Executive and Other Committees of Directors.
                  ----------------------------------------------------------

                           The directors, by resolution passed by a majority of
                  the directors then in office, may create an executive committee or any other committee of directors, each to consist of one or more directors (subject to any other requirements as to the number of directors serving on a committee that may be imposed by law or the rules and regulations of the Securities and Exchange Commission or any other regulatory authority), and may authorize the delegation to such executive committee or other committees, of any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or in the executive committee or in any other committee of the directors.

                           Such executive committee or any other committee of
                  directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors. Such executive committee or other committee of directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a director and that contains an affirmative vote or approval of that director is a signed writing for purposes of this Section 2.10. The date on which that telegram, cablegram, electronic mail, or other electronic transmission is sent is the date on which the writing is signed.

                           Any act or authorization of any act by the executive
                  committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors. No notice of a meeting of the executive committee or of any other committee of directors shall be required. A meeting of the executive committee or of any other committee of directors may be called only by the president or by a member of such executive or other committee of directors. Meetings of the executive committee or of any other committee of directors may be held through any communications equipment if all persons participating can hear each other and participation in such a meeting shall constitute presence thereat.

RECOMMENDATION AND VOTE

     The affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of Peoples is required to adopt the proposed amendments to Section 2.10 of the Regulations. As of February 14, 2003, Peoples' executive officers and directors, their respective associates and Peoples Bank, through Peoples Financial Advisors group (formerly known as the Investment and Trust Division of Peoples Bank), held common shares representing approximately 17.20% voting power of Peoples.

     The effect of an abstention or a broker non-vote on the proposed amendments to Section 2.10 of the Regulations is the same as a "no" vote. If adopted by the shareholders, the proposed amendments to Section 2.10 would become effective immediately without any additional action.

     The Board of Directors recommends that shareholders vote FOR adoption of the proposed amendments to Section 2.10 of Peoples' Regulations.

     All valid proxies received prior to the Annual Meeting which do not specify how common shares should be voted (excluding broker non-votes) will be voted for the adoption of the proposed amendments to Section 2.10 of the Regulations.



                              SHAREHOLDER PROPOSALS
                             FOR 2004 ANNUAL MEETING

     Proposals by shareholders intended to be presented at the 2004 Annual Meeting of Shareholders must be received by the Secretary of Peoples no later than November 11, 2003, to be included in Peoples' proxy, notice of meeting and proxy statement relating to such meeting and should be mailed to Peoples Bancorp Inc., 138 Putnam Street, Marietta, Ohio 45750-0738, Attention: Corporate Secretary. The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board of Directors. If a shareholder intends to present a proposal at the 2004 Annual Meeting of Shareholders, and does not notify the Corporate Secretary of Peoples of the proposal by January 25, 2004, the proxies solicited by Peoples' Board of Directors for use at the 2004 Annual Meeting may be voted on the proposal without discussion of the proposal in Peoples' proxy statement for the 2004 Annual Meeting.

     Shareholders desiring to nominate candidates for election as Directors at the 2004 Annual Meeting must follow the procedures described in "Election of Directors".



               NOTIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS



     The Board of Directors of Peoples appointed the accounting firm of Ernst & Young LLP ("E&Y") to serve as independent auditors of Peoples for the 2002 Fiscal Year. Fees billed for services rendered by E&Y the 2002 Fiscal Year were:



                              Audit Fees        $170,000
                              All Other Fees    $409,000


     All other fees billed are primarily comfort letters and assistance with and review of documents filed with the Securities and Exchange Commission, due diligence related to mergers and acquisitions, accounting consultations, tax compliance, tax planning, and tax advice related to mergers and acquisitions and employee benefit plans.

     The Board of Directors expects representatives of E&Y will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     Pursuant to the recommendation of the Audit Committee, it is anticipated E&Y will be appointed to serve as independent auditors of Peoples for the 2003 fiscal year.


                                  OTHER MATTERS



     As of the date of this proxy statement, the Board of Directors knows of no business to be presented for action by the shareholders at the 2003 Annual Meeting of Shareholders other than as set forth in this proxy statement. However, if any other matter is properly presented at the Annual Meeting, or at any adjournment, the individuals acting under the proxies will vote and act according to their best judgments in light of the conditions then prevailing.

     It is important that proxies be voted and returned promptly; therefore, shareholders who do not expect to attend the Annual Meeting in person are urged to fill in, sign, and return the enclosed proxy card in the self-addressed envelope furnished herewith.

                                 By Order of the Board of Directors

                              /s/ROBERT E. EVANS

                                 Robert E. Evans
                                 President and Chief Executive Officer

                              PEOPLES BANCORP INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 10, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder(s) of common shares of Peoples Bancorp Inc. ("Peoples") hereby constitutes and appoints Robert E. Evans and Joseph H. Wesel, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Peoples (the "Annual Meeting") to be held on Thursday, April 10, 2003, in the Ball Room, Holiday Inn, 701 Pike Street, Marietta, Ohio (Interstate 77, Ohio exit 1) at 10:30 A.M., local time, and any adjournment thereof, and to vote all of the common shares of Peoples which the undersigned is entitled to vote at such Annual Meeting or at any adjournment thereof, as follows:

     1. To elect the following directors for terms of three years each:
              Nominee                                           Term Expires In
              -----------------------------------------------------------------
              Carl Baker, Jr.               (for re-election)      2006
              George W. Broughton           (for re-election)      2006
              Wilford D. Dimit              (for re-election)      2006
              [ ] FOR             [ ] AGAINST            [ ] FOR ALL EXCEPT

     2. To elect the following director for a term of two years:
              Nominee                                           Term Expires In
              -----------------------------------------------------------------
              Mark F. Bradley               (for re-election)      2005
              [ ] FOR             [ ] AGAINST

         *(INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR ALL EXCEPT" and write the name of that nominee in the space provided below.)
         ----------------------------------------------------------------------

     3. To adopt an amendment to Article FOURTH of Peoples' Articles of Incorporation to increase the number of authorized shares to 24,000,000.
              [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

     4. To adopt amendments to Peoples' Code of Regulations to permit electronic proxies, notices, waivers, and meetings.
              [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

     5. To adopt a further amendment to Peoples' Code of Regulations to provide for Board committees of one or more members.
              [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

     6. In their discretion, the Proxies are authorized to vote upon any other matter (none known at the time of solicitation of this proxy) which properly comes before the Annual Meeting or any adjournment thereof.

     WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEMS NO. 1 AND NO. 2 AS DIRECTORS OF PEOPLES AND FOR PROPOSALS NO. 3, 4, AND 5. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

     ALL PROXIES PREVIOUSLY GIVEN OR EXECUTED BY THE UNDERSIGNED ARE HEREBY REVOKED. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and a copy of the Proxy Statement for the April 10, 2003 meeting and the Summary Annual Report and Form 10-K of Peoples for the fiscal year ended December 31, 2002.

                     Dated:  _______________________________________, 2003

                             _______________________________________
                                         Shareholder

                             ________________________________________
                                         Shareholder

     Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders MUST sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership or other entity, please sign that entity's name by authorized person. (Please note any change of address on this Proxy.)

   PLEASE FILL IN, DATE, SIGN AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE